UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 13, 2019

Bionik Laboratories Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-54717	27-1340346
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

483 Bay Street, N105 Toronto, ON	M5G 2C9
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (416) 640-7887

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into A Material Agreement.

On February 13, 2019, Bionik Laboratories Corp. (the “Company”) entered into (a) an Allonge to Convertible Promissory Notes (the “2018-2019 Note Allonge”), with respect to those certain convertible promissory notes issued by the Company between September 2018 and January 2019 in the aggregate principal amount of $4,650,000 (the “2018-2019 Notes”) and (b) an Allonge to Convertible Promissory Notes (the “Short Term Note Allonge” and, with the 2018-2019 Note Allonge, the “Allonges”), with respect to those certain short-term convertible promissory notes issued by the Company between June 2018 and July 2018 in the aggregate principal amount of $4,708,306 (the “Short-Term Notes”).

Pursuant to the 2018-2019 Note Allonge, the 2018-2019 Notes were amended to reflect that the securities issued to the holders thereof upon conversion of the 2018-2019 Notes upon the consummation of a Qualified Financing (as defined in the 2018-2019 Notes) be the same securities as issued in the Qualified Financing.

Pursuant to the Short Term Note Allonge, the Short Term Notes were amended to reflect that the securities issued to the holders thereof upon any triggering of the anti-dilution clause found in Section 3.4 of the Short Term Notes be the same securities as issued in the Offering (as defined in the Allonge).

The foregoing description of the Allonges is not complete and is subject to and qualified in its entirety by reference to the Allonges, forms of which are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description
10.1	Form of Allonge to Convertible Promissory Note (2018-2019 Notes)
10.2	Form of Allonge to Convertible Promissory Note (Short-Term Notes)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  February 13, 2019

BIONIK LABORATORIES CORP.

By:	/s/ Leslie Markow
Name:	Leslie Markow
Title:	Chief Financial Officer

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